Exhibit 99.5

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On July 6, 2017, Heartland Express, Inc. of Iowa, a wholly owned subsidiary of Heartland Express, Inc. a Nevada corporation (the "Company”) acquired Interstate Distributor Co., a Washington corporation (“IDC”) for $113 million of total consideration payable in cash, and the assumption of certain indebtedness of IDC, net of approximately $4 million of cash acquired. The purchase price is subject to further adjustments, including a post-closing invested capital true-up. In accordance with Internal Revenue Code Section 1361(b)(3)(C)(ii)(I) and (II), the transaction will be treated for tax purposes as a sale of the assets of IDC by the seller to the Company, immediately followed by the Company's contribution of such assets to IDC under Internal Revenue Code Section 351. The Stock Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions.

The unaudited pro forma consolidated financial information is based on the assumptions set forth in the notes to such information. These adjustments are provisional and subject to further adjustment as additional information becomes available, additional analyses are performed, and as warranted by changes in current conditions and future expectations. The unaudited pro forma adjustments made in the compilation of the unaudited pro forma financial information are based upon available information and assumptions that the Company considers to be reasonable, and have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission (“SEC”).

The pro forma adjustments have been made solely for informational purposes. The actual results reported by the consolidated company in periods following the acquisition may differ significantly from that reflected in these unaudited pro forma consolidated financial statements for a number of reasons, including but not limited to cost savings from operating efficiencies, synergies and the impact of the incremental costs incurred in integrating the two companies. As a result, the unaudited pro forma consolidated information is not intended to represent and does not purport to be indicative of what the combined company’s financial condition or results of operations would have been had the acquisition been completed on the applicable dates of this unaudited pro forma consolidated financial information. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial condition and results of operations of the consolidated company.

The unaudited pro forma consolidated financial statements are based on various assumptions, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from IDC based on preliminary estimates of fair value. The pro forma assumptions and adjustments are described in the accompanying notes presented on the following pages. Pro forma adjustments are those that are directly attributable to the transaction, are factually supportable and, with respect to the unaudited pro forma condensed consolidated statements of income, are expected to have a continuing impact on the consolidated results. The final purchase price and the allocation thereof and other purchase accounting items may differ materially from that reflected in the pro forma condensed consolidated financial statements after final purchase accounting adjustments including invested capital adjustments are performed.

The unaudited pro forma consolidated statements of income included herein do not reflect any potential cost savings or other operating efficiencies that may result from the integration of the companies.

These unaudited pro forma consolidated financial information and the accompanying notes should be read together with (1) the Company’s audited consolidated financial statements and accompanying notes, as of and for the fiscal year ended December 31, 2016, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 28, 2017 and (2) the Company’s unaudited consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2017 and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, which was filed with the SEC on August 9, 2017, (3) IDC’s audited financial statements for the year ended December 31, 2016, included as exhibit 99.3 to this Form 8-K/A, and (4) IDC’s unaudited financial statements for the six months ended June 30, 2017 and 2016, included as exhibit 99.4 to this Form 8-K/A.

The actual operating results for IDC will be consolidated with the Company’s operating results for all periods subsequent to the acquisition date of July 6, 2017.

The unaudited pro forma consolidated statement of comprehensive income of the Company and IDC for the year ended December 31, 2016 gives effect to the acquisition of IDC by the Company as if it had occurred effective January 1, 2016, the beginning of the Company’s 2016 fiscal year.

The unaudited pro forma consolidated statement of comprehensive income of the Company and IDC for the six months ended June 30, 2017 gives effect to the acquisition of IDC by the Company as if it had occurred effective January 1, 2017, the beginning of the Company’s 2017 fiscal year.

The unaudited pro forma consolidated balance sheet of the Company and IDC as of June 30, 2017 gives effect to the acquisition of IDC by the Company as if it had occurred effective June 30, 2017.

HEARTLAND EXPRESS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (in thousands)
	June 30, 2017
ASSETS	Heartland Express	Interstate Distributor	Pro Forma Adjustments	Notes	Pro Forma Consolidated
CURRENT ASSETS
Cash and cash equivalents	$171,292	$5,586	$(111,607)	(A)(L)	$65,271
Trade receivables, net	43,844	33,560	—		77,404
Prepaid tires	9,586	—	1,061	(B)	10,647
Other current assets	24,736	6,037	6,889	(B)(L)	37,662
Income tax receivable	2,983	—	—		2,983
Total current assets	252,441	45,183	(103,657)		193,967
PROPERTY AND EQUIPMENT, NET	373,805	$105,467	$(33,473)	(C)	445,799
GOODWILL	100,212	—	30,655	(D)	130,867
OTHER INTANGIBLES, NET	11,128	—	4,300	(E)	15,428
DEFERRED INCOME TAXES, NET	1,355	—	—		1,355
OTHER ASSETS	12,199	5,271	7,262	(B)(L)(M)	24,732
	$751,140	$155,921	$(94,913)		$812,148
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$10,040	$6,274	$374	(B)	$16,688
Compensation and benefits	22,346	—	—		22,346
Insurance accruals	17,890	—	7,144	(L)	25,034
Other accruals	12,038	18,225	(7,144)	(L)	23,119
Due to Parent	—	10,038	(10,038)	(A)	—
Due to Related Party	—	1,282	—		1,282
Current portion of long-term debt	—	6,035	—		6,035
Total current liabilities	62,314	41,854	(9,664)		94,504
LONG-TERM LIABILITIES
Income taxes payable	7,725	—	—		7,725
Long term debt	—	17,404	—		17,404
Deferred income taxes, net	93,416	—	—		93,416
Insurance accruals	56,377	—	10,818	(L)	67,195
Other long-term liabilities	—	$11,414	(10,818)	(L)	596
Total long-term liabilities	157,518	28,818	—		186,336
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Capital stock, common, $.01 par value; authorized 395,000 shares; issued 90,689 shares; outstanding 83,297 shares.	907	2	(2)	(F)	907
Additional paid-in capital	3,452	42,524	(42,524)	(F)	3,452
Retained earnings	650,987	42,723	(42,723)	(F)	650,987
Treasury stock, at cost	(124,038)	—	—		(124,038)
	531,308	85,249	(85,249)		531,308
	$751,140	$155,921	$(94,913)		$812,148
See accompanying notes to unaudited pro forma consolidated financial statements.

HEARTLAND EXPRESS, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share amounts)
	Six Months Ended June 30, 2017
	Heartland Express	Interstate Distributor	Pro Forma Adjustments	Notes	Pro Forma Consolidated

OPERATING REVENUE	$259,518	$149,162	$—		$408,680

OPERATING EXPENSES
Salaries, wages and benefits	$97,621	58,117	—		155,738
Rent and purchased transportation	4,682	35,837	1,378	(G)	41,897
Fuel	43,991	20,428	—		64,419
Operations and maintenance	12,830	19,042	(721)	(H)(I)	31,151
Operating taxes and licenses	6,435	6,258	—		12,693
Insurance and claims	7,361	6,482	—		13,843
Communications and utilities	2,136	—	—		2,136
Depreciation and amortization	45,534	10,294	(4,857)	(J)	50,971
Other operating expenses	10,627	—	—		10,627
Gain on disposal of property and equipment	(12,375)	—	—		(12,375)
	218,842	156,458	(4,200)		371,100

Operating income (loss)	40,676	(7,296)	4,200		37,580

Interest income	713	—	—		713

Interest Expense	—	(693)	—		(693)

Income (loss) before income taxes	41,389	(7,989)	4,200		37,600

Federal and state income taxes	12,736	—	(1,459)	(K)	11,277

Net income (loss)	$28,653	$(7,989)	5,659		$26,323
Other comprehensive (loss), net of tax	—	$(91)	—		(91)
Comprehensive income (loss)	$28,653	$(8,080)	$5,659		$26,232

Net income per share
Basic	$0.34				$0.32
Diluted	$0.34				$0.32

Weighted average shares outstanding
Basic	83,293		—		83,293
Diluted	83,337		—		83,337

See accompanying notes to unaudited pro forma consolidated financial statements.

HEARTLAND EXPRESS, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share amounts)
	Year Ended December 31, 2016
	Heartland Express	Interstate Distributor	Pro Forma Adjustments	Notes	Pro Forma Consolidated

OPERATING REVENUE	$612,937	$325,070	$—		$938,007

OPERATING EXPENSES
Salaries, wages and benefits	$231,980	$120,778	$—		352,758
Rent and purchased transportation	23,485	77,190	2,756	(G)	103,431
Fuel	91,494	40,773	—		132,267
Operations and maintenance	26,159	37,303	(2,753)	(H)(I)	60,709
Operating taxes and licenses	15,559	13,963	—		29,522
Insurance and claims	24,449	14,949	—		39,398
Communications and utilities	4,485	—	—		4,485
Depreciation and amortization	105,578	23,854	(2,455)	(J)	126,977
Other operating expenses	13,385	—	—		13,385
Gain on disposal of property and equipment	(9,205)	—	—		(9,205)
	527,369	328,810	(2,452)		853,727

Operating income	85,568	(3,740)	2,452		84,280

Interest income	481	—	—		481

Interest Expense	—	(2,425)	—		(2,425)

Income before income taxes	86,049	(6,165)	2,452		82,336

Federal and state income taxes	29,663	—	(1,430)	(K)	28,233

Net income	$56,386	$(6,165)	$3,882		54,103
Other comprehensive income, net of tax	—	$119	—		119
Comprehensive income	$56,386	$(6,046)	$3,882		$54,222

Net income per share
Basic	$0.68				$0.65
Diluted	$0.68				$0.65

Weighted average shares outstanding
Basic	83,297		—		83,297
Diluted	83,365		—		83,365

See accompanying notes to unaudited pro forma consolidated financial statements.

HEARTLAND EXPRESS, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of transaction

On July 6, 2017, Heartland Express, Inc. of Iowa, a wholly owned subsidiary of Heartland Express, Inc. a Nevada corporation (the "Company”) acquired Interstate Distributor Co., a Washington corporation (“IDC”) for $113 million of total consideration payable in cash, and the assumption of certain indebtedness of IDC, net of approximately $4 million of cash acquired. The purchase price is subject to further adjustments, including a post-closing invested capital true-up. In accordance with Internal Revenue Code Section 1361(b)(3)(C)(ii)(I) and (II), the transaction will be treated for tax purposes as a sale of the assets of IDC by the seller to the Company, immediately followed by the Company’s contribution of such assets to IDC under Internal Revenue Code Section 351. The Stock Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions.

IDC is primarily a short-to medium-haul, asset-based dry van truckload service carrier for major shippers primarily in the United States. In addition to asset-based dry van service offerings, IDC also offers asset-based temperature-controlled truckload services and non-asset-based freight brokerage services.

Note 2 - Estimate of Assets Acquired and Liabilities Assumed

The fair value of the total consideration transferred was $93.9 million, net of approximately $4 million of cash balances acquired. A summary of the preliminary purchase price allocation with the acquisition of IDC, as if the transaction occurred on June 30, 2017, is as follows:

		(in thousands)
Cash paid, net of cash acquired		$93,943

Allocated to:
Historical book value of IDC's assets and liabilities, net of cash acquired	$85,249
Adjustments to recognize assets and liabilities at acquisition-date fair value:
Property, plant, and equipment	(33,473)
Other assets	(2,452)
Liabilities	9,664
Fair value of tangible net assets acquired		58,988
Identifiable intangibles at acquisition-date fair value		4,300
Excess of consideration transferred over the net amount of assets and liabilities recognized.		$30,655

(in thousands)
Cash paid pursuant to Stock Purchase Agreement	$93,943
Cash acquired included in historical book value of IDC assets and liabilities	(4,003)
Net cash paid	$89,940

Debt assumption	23,439
Total purchase price	$113,379

Deferred income taxes arising from the acquisition are immaterial because of the treatment of the transaction under the Internal Revenue Code Sections 1361(b)(3)(C)(ii)(I) and (II) and 351.

HEARTLAND EXPRESS, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Intangible Assets

Based on the preliminary allocation of the purchase price, the following amounts have been allocated to identifiable intangible assets along with the respective amortization periods:

	(in thousands)	Life (months)
Trade name	400	6
Non-compete agreement (Former Employee)	200	12
Non-compete agreement (Seller)	900	60
Customer relationships	2,800	300
	$4,300

These preliminary estimates of fair value and useful life could be different from the final acquisition accounting, and the difference could have a material impact on the accompanying pro forma financial statements. The combined effect of any such changes could then also result in a significant increase or decrease to the Company's estimate of associated amortization expense.

Note 4 - Pro Forma Adjustments

The pro forma adjustments in the unaudited pro forma condensed consolidated financial information are as follows:

(A) Reflects consideration paid by the Company of $113.4 million in connection with the acquisition of IDC, including $93.9 million of cash (not considering $4.0 million cash acquired).

(B) To reflect the adjustments made to conform IDC to the accounting policies of the Company.

(C) To reflect the write down of property, plant, and equipment values of IDC to acquisition date fair value based on appraisals performed.

(D) To reflect the excess of the total consideration transferred over the fair value of tangible and intangible net assets acquired (See Note 2).

(E) To reflect the estimated fair values of identifiable intangibles, $4.3 million, based on preliminary allocation of the purchase price (See Note 3).

(F)   To reflect the elimination of the shareholders' equity accounts of IDC.

(G) To reflect the change in terminal facilities rental payments as a result of amended and restated terminal leases entered into in conjunction with the acquisition.

(H) To reflect the increase in operations and maintenance expense to conform with the accounting methods for revenue equipment decal costs utilized by the Company.

(I) To reflect the decrease in tires expense due to the amortization of prepaid tires to conform with the accounting methods and amortization period for prepaid tires utilized by the Company.

(J) To reflect the decrease in depreciation and amortization expense due to (1) the amortization of identifiable intangibles with a definitive life using the straight-line method over the assigned life of each intangible as detailed in Note 3 and (2) net decrease in depreciation resulting from the depreciation of property, plant, and equipment based on acquisition date fair value using the Company's accelerated depreciation methods and useful lives consistent with those utilized by the Company. The Company utilizes accelerated depreciation for tractors while IDC previously used straight line depreciation. The decrease in amortization expense for the year ended December 31, 2016 and for the six months ended June 30, 2017 was $0.3 million and $0.1 million, respectively.

HEARTLAND EXPRESS, INC.
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 4 - Pro Forma Adjustments (continued)

(K) To reflect the income tax effect of each of the pro forma adjustments and depreciation expense associated with IDC at an effective tax rate of 38.5%. The previous stockholders of IDC had elected to file federal income taxes using S corporation status. Under tax regulations for S corporations, IDC elected to have net income or losses reported on the tax returns of the individual stockholders. Accordingly there was no provision for income taxes. After the acquisition, IDC is a C corporation and will be subject to income taxes.

(L) To reflect $17.6 million to establish an escrow fund for the Company's funding of its obligations with respect to pre-acquisition auto liability, workers' compensation, and certain employee related matters, which are capped at the amount of the escrow fund based on the terms of the Stock Purchase Agreement and related documents. As the funds became designated funds at close, $17.6 million was reclassified from cash and cash equivalents to $7.1 million of other current assets and $10.5 million of other assets. Associated liability amounts were reclassified from other accruals and other long-term liabilities to current and long-term insurance accruals to be consistent with the Company's balance sheet presentation.

(M) To reflect the elimination of net intangible assets recorded by IDC prior to acquisition of IDC by the Company.